First Trust Advisors L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

February 13, 2013

First Trust Portfolios L.P.

120 East Liberty Drive

Suite 400

Wheaton, IL 60187

Re: FT 4073

Gentlemen:

We have examined the Registration Statement File No. 333-186350 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                             Sincerely,

                            FIRST TRUST ADVISORS L.P.

  Elizabeth H. Bull

  Senior Vice President